EXHIBIT 99.1
V Media Corporation expects to go private
as a result of a short-form merger by a consortium of its existing shareholders
Dalian, China, April 21, 2015 — V Media Corporation (OTC BB: CMDI.OB) ("V Media"), an owner and operator of various outdoor media network in Dalian, Shenyang, Beijing, Tianjin and Shanghai, today announced that it was informed by Guojun Wang, its Chairman and Chief Executive Officer, and Ming Ma, its President and Director, representing certain other stockholders  (collectively, the "Contributing Stockholders") that, they have entered into a contribution agreement (the "Contribution Agreement") among the Contributing Stockholders, The Eastern Jin Kai International Limited ("Eastern Jin Kai"), V Media Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Eastern Jin Kai ("Merger Sub"), pursuant to which (i) the Contributing Stockholders agreed to contribute their 90.63% of the shares of Common Stock, $0.0001 par value per share, of V Media (the "Common Stock") to Eastern Jin Kai in exchange for 25,005,533 ordinary shares of Eastern Jin Kai, and (ii) Eastern Jin Kai contribute all of the shares of common stock contributed to it by the Contributing Stockholders to Merger Sub in exchange for one (1) share of Common Stock of Merger Sub.
As a result of these transactions, Merger Sub will acquire 90.63% of the total issued and outstanding shares of Common Stock of V Media and intends to complete a "short-form" merger with V Media continuing as the surviving corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware. As a result of the merger, V Media will become a wholly owned subsidiary of Eastern Jin Kai.  Upon the completion of the merger, existing stockholders of the Common Stock will be notified by mail of the cancellation of their shares and their right to receive $0.60 in cash per share upon the submission of their stock certificates in accordance with proper procedures, quotation of the Common Stock on the OTC Bulletin Board will cease and V Media will file a Form 15 with the Securities and Exchange Commission to terminate its reporting obligations as a public company under the U.S. securities laws.
About V Media Corporation
V Media Corporation, an outdoor advertising company, owns and operates various outdoor media networks in the People's Republic of China. It also provides outdoor advertising services, including art design, advertising publishing, daily maintenance, and technical upgrading. The company offers its clients with advertising opportunities through various media platforms comprising street fixture and display network, such as bus and taxi shelters; mobile advertisement, which includes displays on city buses, metro-trains, and train stations; billboard and large LED displays along the city's streets and highways; and City Navigator Network, a multi-media system. It serves direct advertisers and advertising agencies. The company was formerly known as China New Media Corporation and changed its name to V Media Corporation in July 2012. V Media Corporation was founded in 2000 and is headquartered in Dalian, the People's Republic of China.

Cautionary Note Regarding Forward Looking Statements
This press release and the statements of representatives of V Media Corporation ("V Media") related thereto contain, or may contain, statements that are not historical facts and are therefore "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to V Media's plans, objectives, projections, beliefs, expectations and intentions and other statements identified by words such as "guidance," "projects," "may," "could," "would," "should," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions. These statements are based upon the current beliefs and expectations of V Media's management and are subject to significant risks and uncertainties, including those detailed in V Media's filings with the Securities and Exchange Commission. Actual results, including, without limitation, future financial results and results regarding V Media's expansion strategies, service offerings, client, membership and customer figures, proposed new center openings and prospects and strategies for growth, may differ significantly from those set forth in the forward-looking statements. These forward -looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond V Media's control). V Media does not undertake any obligation to update any forward- looking statement, except as required under applicable law.
Contacts:
V Media Corporation.	V Media Corporation.
Rita Jiang	Hongwen Liu
Tel: +1 646 691 5047	Tel: +86 139 4208 0008
Email: rita.jiang@gmail.com	Email: steven@gywj.cn